                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                          DANIEL INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                             [DANIEL INDUSTRIES LOGO]

          9753 Pine Lake Drive - Houston, Texas 77055 - (713) 467-6000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                FEBRUARY 1, 1996

     Notice is hereby given that the annual meeting of stockholders of Daniel Industries, Inc. (the "Company") will be held in the Ritz II Room of The Ritz Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas at 4:00 p.m. on Thursday, February 1, 1996, for the following purposes:

          1. To elect three Class III directors of the Company to hold office until the third succeeding annual meeting of stockholders after their election and until their respective successors shall have been elected and qualified.

          2. To consider and act upon a proposal of the Board of Directors of the Company to approve an amendment to the 1977 Stock Option Plan, which increases by 300,000 the number of shares available for issuance under such plan.

          3. To consider and act upon a proposal of the Board of Directors of the Company to approve the Daniel Industries, Inc. 1995 Non-Employee Directors' Stock Option Plan.

          4. To consider and act upon a proposal of the Board of Directors of the Company to approve the Daniel Industries, Inc. Stock Award Plan.

          5. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Only holders of record of shares of Common Stock of the Company at the close of business on December 18, 1995, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     All stockholders of the Company are cordially invited to attend the annual meeting. However, the Board of Directors requests that you promptly sign, date and mail the enclosed proxy even if you plan to be present at the meeting. Your proxy should be returned in the enclosed envelope, which requires no postage if mailed in the United States.

                                     By Order of the Board of Directors,

                                     /s/ MICHAEL R. YELLIN
                                     -----------------------------------
                                                  MICHAEL R. YELLIN
                                                      Secretary

December 28, 1995

                        PLEASE DATE, SIGN AND RETURN THE
                         ENCLOSED PROXY WITHOUT DELAY.

                              [DANIEL INDUSTRIES LOGO]

          9753 Pine Lake Drive - Houston, Texas 77055 - (713) 467-6000

                                PROXY STATEMENT

     This proxy statement and the enclosed form of proxy are being mailed or otherwise delivered on or about December 28, 1995, to record holders of shares of Common Stock, $1.25 par value ("Common Stock"), of Daniel Industries, Inc. (the "Company") at the close of business on December 18, 1995. The enclosed form of proxy is solicited by the Board of Directors of the Company to be used at the annual meeting of stockholders of the Company to be held on February 1, 1996, and at any adjournment thereof. Any stockholder who executes and returns the enclosed form of proxy may revoke it at any time before it is voted by notifying the holder thereof of the fact of revocation or by voting in person at the meeting. Otherwise, if received in time, it will be voted at the meeting.

     Holders of record of shares of Common Stock at the close of business on December 18, 1995, are entitled to notice of and to vote at the annual meeting. Such holders will be entitled to cast one vote for each share so held by them on each matter submitted to stockholders at the meeting. On the record date, there were issued and outstanding 12,083,485 shares of Common Stock. The holders of a majority of the total shares of Common Stock outstanding on the record date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting. The shares held by each stockholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting. Abstentions are counted toward the calculation of a quorum. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements.

     The enclosed form of proxy provides a means for a stockholder to vote for all of the nominees for director listed therein, to withhold authority to vote for one or more of such nominees, or to withhold authority to vote for all of such nominees. The Company's by-laws provide that directors are elected by a plurality of the votes cast. Accordingly, the withholding of authority by a stockholder will have no effect on the results of the election of those directors for whom authority to vote is withheld.

     Approval of the amendment to the 1977 Stock Option Plan will require the affirmative vote of a majority of the total shares of Common Stock outstanding on the record date; and approval of (i) the 1995 Non-Employee Directors' Stock Option Plan; (ii) the Stock Award Plan and (iii) any other matters as may properly come before the annual meeting will require the affirmative vote of a majority of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions have the same effect as a vote against any proposal.

     The Annual Report to Stockholders of the Company for its fiscal year ended September 30, 1995, accompanies this proxy statement; however, the Annual Report does not constitute a part of the proxy solicitation material.

                            OWNERSHIP OF COMMON STOCK

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to each person who at December 18, 1995, was known by the Company to be the beneficial owner at that date of more than five percent of the outstanding shares of Common Stock. Except as otherwise set forth, such persons have sole voting and sole investment power with respect to the shares beneficially owned by them.

                                                                         NUMBER
                                                                       OF SHARES
                                                                      BENEFICIALLY     PERCENT
                                                                        OWNED(1)       OF CLASS
                                                                      ------------     --------
    Farmers Group, Inc.(2)
    4680 Wilshire Blvd.
    Los Angeles, CA 90010...........................................       925,400        7.7%

    State of Wisconsin Investment Board
    121 East Wilson St.
    Madison, WI 53702...............................................       995,300        8.2%

    Mitchell Hutchins Institutional Investors, Inc.(3)
    1285 Avenue of the Americas
    New York, NY 10019..............................................       608,800        5.1%

    W. A. Griffin(4)
    9753 Pine Lake Drive
    Houston, TX 77055...............................................     1,518,067       12.6%

---------------

(1) Based upon information furnished by directors, officers and known principal stockholders as of December 18, 1995.

(2) Farmers Group, Inc. has shared voting and dispositive power with respect to the shares beneficially owned by them.

(3) Mitchell Hutchins Institutional Investors, Inc. has shared voting and dispositive power with respect to the shares beneficially owned by them.

(4) At December 18, 1995, W. A. Griffin, Chairman Emeritus and a member of the Board of Directors, owned 983,792 shares of Common Stock (8.1%). Mr. Griffin is also considered to be the beneficial owner of 534,275 shares of Common Stock (4.4%) held in his capacity as trustee of a trust in which he has a vested beneficial interest.

 SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of December 18, 1995, the shares of Common Stock beneficially owned by (i) each director and nominee for director of the Company, (ii) each executive officer of the Company listed in the summary compensation table set forth below and (iii) all officers and directors of the Company as a group. Except as otherwise set forth, such persons have sole voting power and sole investment power with respect to the shares beneficially owned by them.

                                                                       NUMBER
                                                                     OF SHARES
                                                                    BENEFICIALLY       PERCENT
                                                                       OWNED           OF CLASS
                                                                    ------------       --------
    W. A. Griffin.................................................     1,518,067(1)      12.6%
    Leo E. Linbeck, Jr............................................           -0-          *
    R. H. Clemons, Jr.............................................        12,721          *
    Gibson Gayle, Jr..............................................        10,000          *
    W. A. Griffin, III............................................       140,139(2)       1.2%
    Ronald C. Lassiter............................................        10,300          *
    Richard L. O'Shields..........................................        12,000          *
    Ralph F. Cox..................................................           -0-          *
    B. E. O'Neill.................................................        10,000(3)       *
    William C. Morris.............................................       192,259(4)       1.6%
    W. C. Clingman................................................        35,039(5)       *
    H. G. Schopfer, III...........................................        14,370(6)       *
    T. L. Sivak...................................................         9,364(7)       *
    M. R. Yellin..................................................        13,435(8)       *
    All officers and directors as a group (14 persons)............     1,978,751(9)      16.2%

---------------

 *   Less than 1%.

(1) For further information concerning the shares of Common Stock beneficially owned by Mr. Griffin, see Note (4) to the table under "Principal Stockholders."

(2) At December 18, 1995, Mr. Griffin, III owned 60,667 shares of Common Stock. Mr. Griffin, III is also considered to beneficially own 75,807 shares of Common Stock that may be acquired within 60 days of December 18, 1995, through the exercise of outstanding options and 3,665 shares of Common Stock which are attributable to him through his participation in the Company's profit sharing and savings plan.

(3) Mr. O'Neill is considered to beneficially own 10,000 shares of Common Stock that may be acquired within 60 days of December 18, 1995, through the exercise of an outstanding option.

(4)  Mr. Morris is not standing for reelection.

(5) At December 18, 1995, Mr. Clingman owned 211 shares of Common Stock. Mr. Clingman is also considered to beneficially own 28,307 shares of Common Stock that may be acquired within 60 days of December 18, 1995, through the exercise of outstanding options and 6,521 shares of Common Stock which are attributable to him through his participation in the Company's profit sharing and savings plan.

(6) At December 18, 1995, Mr. Schopfer, III owned 1,000 shares of Common Stock. Mr. Schopfer, III is also considered to be the beneficial owner of 12,500 shares of Common Stock that may be acquired within 60 days of December 18, 1995, through the exercise of outstanding options and 870 shares of Common Stock which are attributable to him through his participation in the Company's profit sharing and savings plan.

(7) Mr. Sivak is considered to beneficially own 8,000 shares of Common Stock that may be acquired within 60 days of December 18, 1995, through the exercise of outstanding options and 1,364 shares of Common Stock which are attributable to him through his participation in the Company's profit sharing and savings plan.

(8) Mr. Yellin is considered to beneficially own 11,000 shares of Common Stock that may be acquired within 60 days of December 18, 1995, through the exercise of outstanding options and 2,435 shares of Common Stock which are attributable to him through his participation in the Company's profit sharing and savings plan.

(9) Of the shares of Common Stock attributable to all officers and directors of the Company as a group, 145,614 shares of Common Stock (1.2%) are considered to be beneficially owned by such persons because such shares may be acquired by them within 60 days of December 18, 1995, through the exercise of outstanding options, and 15,912 shares of Common Stock (0.1%) are considered to be beneficially owned by such persons because such shares are attributable to them through their participation in the Company's profit sharing and savings plan.

                             ELECTION OF DIRECTORS

     At the annual meeting of stockholders, three Class III directors of the Company are to be elected. These directors will be elected to hold office until the third succeeding annual meeting of stockholders after their election and until their respective successors shall have been elected and qualified.

     The enclosed form of proxy lists three persons nominated by the Board of Directors for election at the annual meeting of stockholders as Class III directors. Proxies may not be voted for more than three nominees for Class III director. The Board of Directors does not contemplate that any of its nominees will become unavailable for any reason. However, should any nominee of the Board of Directors become unavailable, proxies which do not withhold authority to vote for that nominee will be voted for another nominee to be selected by the Board of Directors.

DIRECTORS AND NOMINEES FOR DIRECTOR

     The following table sets forth with respect to each nominee listed in the enclosed form of proxy and each other person whose term of office as a director will continue after the annual meeting: (i) the name and age of such person;
(ii) the principal occupation of such person for at least the last five years (unless otherwise noted); and (iii) the year during which such person first became a director of the Company. The table has been prepared from information obtained from such persons.

                                                                                          DIRECTOR
            NAME              AGE                  PRINCIPAL OCCUPATION                    SINCE
            ----              ---                  ---------------------                  --------
         CLASS III -- NOMINEES FOR TERMS EXPIRING AT THE THIRD SUCCEEDING ANNUAL MEETING

W. A. Griffin(1)............   80   Chairman Emeritus of the Board of Directors of the      1951
                                    Company and Consultant to the Company

Brian E. O'Neill(2).........   60   President and Chief Executive Officer of Williams       1994
                                    Interstate Natural Gas Systems

Ralph F. Cox(3).............   63   International Petroleum Consultant and retired          --
                                    President and Chief Operating Officer of Union
                                    Pacific Resources Company

          CLASS I -- DIRECTORS WHOSE TERMS EXPIRE AT THE FIRST SUCCEEDING ANNUAL MEETING

Leo E. Linbeck, Jr.(4)......   61   Chairman of the Board of Directors and Chief            1988
                                    Executive Officer of Linbeck Construction
                                    Corporation and Chairman of the Board of
                                    Directors, Chief Executive Officer and President
                                    of Linbeck Corporation

Ralph H. Clemons, Jr.(5)....   69   Consultant to the Company                               1981

Gibson Gayle, Jr.(6)........   69   Senior Partner, Fulbright & Jaworski L.L.P., a law      1985
                                    firm

         CLASS II -- DIRECTORS WHOSE TERMS EXPIRE AT THE SECOND SUCCEEDING ANNUAL MEETING

W. A. Griffin, III(7).......   51   President and Chief Executive Officer of the            1991
                                    Company

                                                                                          DIRECTOR
            NAME              AGE                  PRINCIPAL OCCUPATION                   SINCE
            ----              ---                  --------------------                   --------
Ronald C. Lassiter(8).......   63   Chairman of the Board of Directors and Chief            1985
                                    Executive Officer of Zapata Protein, Inc., a
                                    marine protein company, and, formerly, Chairman of
                                    the Board of Directors and Chief Executive Officer
                                    of Zapata Corporation, a natural gas and marine
                                    protein company
Richard L. O'Shields(9).....   69   Chairman of the Board of Directors of the Company       1986

---------------

(1) Mr. Griffin served as Chairman of the Board of Directors of the Company from 1957, and as Chief Executive Officer of the Company from 1985, until his retirement in February 1995. He now is a consultant to the Company. Mr. Griffin is a member of the Stock Option Committee of the Board of Directors of the Company.

(2) Mr. O'Neill is President and Chief Executive Officer of each of the interstate natural gas pipeline interests owned by The Williams Companies, Inc. which are collectively referred to as the Williams Interstate Natural Gas Systems ("WINGS") and include Northwest Pipeline Corporation, Williams Natural Gas Company, Williams Western Company and, since May 1995, Transcontinental Gas Pipeline Corporation and Texas Gas Transmission Company. Prior to assuming his current position in January 1994, Mr. O'Neill served as President of Williams Natural Gas Company since he joined the company in 1988. Mr. O'Neill is also a director of the Gas Research Institute and the American Gas Association. Mr. O'Neill is a member of the Compensation Committee and Stock Option Committee of the Board of Directors of the Company.

(3) Mr. Cox is a consultant on international petroleum activities. He is an independent Trustee for the Fidelity Group of Funds and a member of the Board of Directors of CH2M Hill, Ltd., Sanifill, Inc., and Rio Grand, Inc. Mr. Cox also serves on advisory boards at Texas A&M University and the University of Texas. Mr. Cox is a former Vice Chairman of the Board of Atlantic Richfield Company (ARCO); and, President and Chief Operating Officer of Champlin Petroleum Company (Union Pacific Resources Company).

(4) Mr. Linbeck, Jr. serves as a Life Director of the Associated General Contractors of America and as a director of GeoQuest International Holdings, Inc., John Hancock Advisers, Inc., and Panhandle Eastern Corporation. He also serves as a director of The Bionomics Institute and the Texas Council on Economic Education. He is currently serving as Chairman, Texans for Lawsuit Reform. Mr. Linbeck is a member of the Executive Committee and Compensation Committee of the Board of Directors of the Company.

(5) Mr. Clemons, Jr. was President and Chief Operating Officer of the Company from 1985 until his retirement in 1991 and has served as a consultant to the Company since then. Mr. Clemons is a member of the Stock Option Committee of the Board of Directors of the Company.

(6) Mr. Gayle, Jr. has been a partner in the law firm of Fulbright & Jaworski L.L.P. since 1961, and he served as Chairman of that firm's Executive Committee from 1979 until 1992. Fulbright & Jaworski L.L.P. provides legal services to the Company on an ongoing basis, and the Company proposes to continue to engage the firm during the current fiscal year. Mr. Gayle is a member of the Audit Committee and the Stock Option Committee of the Board of Directors of the Company.

(7) Mr. Griffin, III has served as President and Chief Operating Officer of the Company since July 1, 1991. From 1985 to 1989, Mr. Griffin, III was Vice President, Finance and in 1989, he was elected Vice President, Finance and Chief Financial Officer of the Company. Mr. Griffin, III is the son of W. A. Griffin, the Chairman Emeritus of the Board of Directors of the Company. Mr. Griffin, III serves as a Trustee of Southwest Research Institute.

(8) Mr. Lassiter is a member of the Executive Committee and Audit Committee of the Board of Directors of the Company.

(9) Mr. O'Shields, who retired as a member of the Board of Directors of Panhandle Eastern Corporation in 1993, had served as Chairman of that Board of Directors from 1979 until 1988. Mr. O'Shields is a member of the Executive Committee and Compensation Committee of the Board of Directors of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended September 30, 1995, the Board of Directors of the Company held eight meetings. During fiscal 1995, each member of the Board of Directors attended at least 75% of the combined number of meetings of the Board of Directors and of the committees of the Board of which such director was a member.

     The Audit Committee of the Board of Directors reviews with the Company's independent accountants the scope and results of the annual audit of the Company's consolidated financial statements. In addition, the Audit Committee reviews the independent accountants' management letter containing their recommendations for improvements to the Company's internal controls. The Audit Committee also recommends to the Board of Directors the selection of independent accountants. The Audit Committee currently is composed of Gibson Gayle, Jr., William C. Morris and Ronald C. Lassiter. During the fiscal year ended September 30, 1995, the Audit Committee held two meetings.

     The Compensation Committee of the Board of Directors advises the Board of Directors concerning the compensation and benefits of certain executive officers and operating officers of the Company. The Compensation Committee currently is composed of Brian E. O'Neill, Leo E. Linbeck, Jr., Richard L. O'Shields and Joseph L. Parrish, advisory director to the Company. During the fiscal year ended September 30, 1995, the Compensation Committee held three meetings.

     The Board of Directors of the Company has no standing nominating committee or committee performing a similar function.

                     COMPANY EXECUTIVE AND OPERATING OFFICERS

EXECUTIVE OFFICERS OF THE COMPANY

     The following table lists the name, age, current position and period of service with the Company of each executive officer of the Company. Except for the General Counsel and the Controller, who are appointed by the Chief Executive Officer and serve at his pleasure, each executive officer of the Company was elected by the Board of Directors of the Company and will hold office until the next annual meeting of the Board of Directors or until his successor shall have been elected and qualified.

                                             COMPANY
                                            EXECUTIVE
                                             OFFICER
              NAME                 AGE        SINCE                        POSITION
              ----                 ---      ---------                      --------
W. A. Griffin, III...............   51         1985         President and Chief Executive Officer
W. C. Clingman...................   61         1977         Vice President, Information Services
Michael R. Yellin................   50         1981         Vice President, Secretary and
                                                              Treasurer
Henry G. Schopfer, III...........   49         1988         Vice President, Finance and Chief
                                                              Financial Officer
Thomas L. Sivak..................   53         1987         General Counsel
Mary R. Beshears(1)..............   38         1995         Controller and Chief Accounting
                                                            Officer

---------------

(1) Ms. Beshears, who is a Certified Public Accountant, joined the Company in 1984. From 1987 to 1991, she served as Internal Auditor, and from 1991 to 1995, she served as Manager of Financial Reporting. In 1995, she was named Controller and Chief Accounting Officer.

OPERATING OFFICERS

     The following table lists the principal operating officers of the Company and its subsidiaries. Although these positions do not constitute executive offices, the persons who hold such positions are expected to make significant contributions to the business of the Company. With the exception of Mr. Hoffman, all of these principal officers have been employed by the Company or a subsidiary in a management capacity for at least five years.

                  NAME                       AGE                       TITLE
                  ----                       ---                       -----
Larry G. Irving..........................    61      Vice President, Meter Operations --
                                                     Worldwide
Bela Vaczi...............................    50      Manager, Manufacturing -- Worldwide
Jerry T. Davis...........................    52      President, Daniel Flow Products, Inc.
James E. Hall............................    53      Vice President, Electronics, Daniel Flow
                                                     Products, Inc.
H. H. Willis.............................    49      Managing Director, Daniel Industries,
                                                     Ltd.
Friedel Hoffman..........................    60      General Manager, Daniel Messtechnik GmbH
Kenton Chickering, III...................    60      President, Daniel Valve Company

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE WITH RESPECT TO COMPENSATION OF EXECUTIVE OFFICERS

     The Compensation Committee of the Board of Directors is responsible for advising the Board concerning the compensation and benefits of the executive officers of the Company. The Company's compensation program is designed to attract, motivate and retain management talent required to achieve corporate objectives and increase stockholder value. The program includes base salaries and annual and long-term incentives in the form of cash bonuses, stock awards and stock options.

     Salaries for executive officers are reviewed annually and revised, if appropriate, based on a variety of factors, including individual performance, general levels of market salaries and the Company's overall financial results. The Committee's review and analysis of these matters is subjective and no specific weight is given to any single performance factor. During the fiscal year ended September 30, 1995, the salary of the President was increased 25.0% when he was named Chief Executive Officer, and the other executive officers' salaries were increased by an average of 9.2%.

     Incentive compensation in the form of cash bonuses is generally linked to the achievement of key financial and operational objectives by the Company, but amounts awarded for any fiscal year are not based on the application of any formula. The Board of Directors recently approved the Stock Award Plan pursuant to which awards of Company Common Stock, with limitations on vesting and transferability, may be awarded in lieu of a portion of the cash bonus. For the fiscal year ended September 30, 1995, total cash bonuses accrued for such year for the executive officers named in the summary compensation table were $140,500, including $62,500 for the Chief Executive Officer. Under the Stock Award Plan, 10,217 shares of Common Stock were awarded to the named executive officers, including 4,545 shares for the Chief Executive Officer, subject to stockholder approval of the Stock Award Plan.

     The Committee believes that by providing those persons who have substantial responsibility for the management and growth of the Company and its subsidiaries with an opportunity to increase their ownership of Company stock, the interests of stockholders and those persons will be more closely aligned. Accordingly, officers and other key employees of the Company and its subsidiaries are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock at a specified price. During the year ended September 30, 1995, options to acquire 173,000 shares of Common Stock were granted to the named executive officers, including options to acquire 60,000 shares of Common Stock granted to the Chief Executive Officer.

                                          Compensation Committee of the Board of
                                          Directors

                                          Brian E. O'Neill
                                          Leo E. Linbeck, Jr.
                                          Richard L. O'Shields
                                          Joseph L. Parrish

CASH COMPENSATION

     The following table sets forth certain information regarding compensation for services rendered during the last three fiscal years to each of the Company's five most highly compensated executive officers, including the Chief Executive Officer and the former Chief Executive Officer who served for a period in fiscal 1995:

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                       ------------
                                               ANNUAL COMPENSATION      SECURITIES
                                              ---------------------     UNDERLYING         ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR    SALARY($)    BONUS($)     OPTIONS(#)     COMPENSATION($)(2)
    ---------------------------       ----    ---------    --------    ------------    ------------------
W. A. Griffin, III, President and     1995     242,200      62,500        60,000             31,031
  Chief Executive Officer             1994     196,400      36,000            --              7,648
                                      1993     168,483      40,000        37,500              4,248

W. A. Griffin(1)                      1995      93,932          --            --                 --
                                      1994     275,150      25,000            --              5,467
                                      1993     258,483      35,000        37,500              4,604

W. C. Clingman, Vice President,       1995     119,525      21,000        30,000             21,226
  Information Services                1994     115,775      13,500            --              4,991
                                      1993     102,150      15,000        15,000              3,721

H. G. Schopfer, III,                  1995     124,160      24,000        40,000             14,051
  Vice President, Finance             1994     103,275       9,000            --              3,798
                                      1993      92,650      10,000         7,500              2,422

T. L. Sivak, General Counsel          1995     116,035      16,500        20,000             17,231
                                      1994     101,400       6,750            --              4,155
                                      1993      92,650       7,500         4,500              1,491

M. R. Yellin, Vice President,         1995     107,650      16,500        20,000             13,863
  Secretary and Treasurer             1994      97,650       9,000            --              4,108
                                      1993      83,483      10,000         7,500              2,303

---------------

(1) W. A. Griffin served as Chief Executive Officer of the Company from October 1, 1994 to February 2, 1995.

(2) For 1993 and 1994, represents the vested amount of the Company's contribution to the Company's profit sharing and savings plan that was allocated to the employee's account. For 1995, includes $8,027, $5,499, $5,352, $4,924 and $4,815, as the vested amount of the Company's contribution to the Company's profit sharing and savings plan, and $23,004, $15,727, $8,699, $12,307 and $9,048, as the Company's contribution to the Company's supplemental retirement plan in each case, allocated to the accounts of Messrs. Griffin, III; Clingman; Schopfer, III; Sivak and Yellin, respectively.

OPTION GRANTS AND EXERCISES

     The following table sets forth additional information concerning individual grants of stock options made during the fiscal year ended September 30, 1995, to each of the executive officers named in the Summary Compensation Table.

                        OPTION GRANTS DURING FISCAL 1995

                                                                                         POTENTIAL REALIZABLE
                                                       INDIVIDUAL GRANTS                   VALUE AT ASSUMED
                                          -------------------------------------------       ANNUAL RATES OF
                            NUMBER OF      PERCENT OF                                         STOCK PRICE
                           SECURITIES     TOTAL OPTIONS                                      APPRECIATION
                           UNDERLYING      GRANTED TO      EXERCISE OF                      FOR OPTION TERM
                             OPTIONS      EMPLOYEES IN     BASE PRICE      EXPIRATION    ---------------------
          NAME               GRANTED       FISCAL YEAR       ($/SH)          DATE        5%($)       10%($)
          -----            ----------     -------------   -----------     ----------    --------    ---------
W. A. Griffin, III.......     60,000            13            14.125         4/6/05       533,500    1,350,700
W. C. Clingman...........     30,000             6            14.125         4/6/05       266,500      675,300
H. G. Schopfer, III......     40,000             8            14.125         4/6/05       355,300      900,500
T. L. Sivak..............     20,000             4            14.125         4/6/05       177,700      450,200
M. R. Yellin.............     20,000             4            14.125         4/6/05       177,700      450,200

     The following table sets forth the aggregate option exercises during the last fiscal year and the value of outstanding options at year-end held by certain executive officers.

          AGGREGATE OPTION EXERCISES IN FISCAL 1995 AND OPTION VALUES
                             AT SEPTEMBER 30, 1995

                                                                        NUMBER OF
                                                                       SECURITIES
                                                                       UNDERLYING         VALUE OF
                                                                      OPTIONS UNEX-      UNEXERCISED
                                                                       ERCISED AT       IN-THE-MONEY
                                                                          YEAR           OPTIONS AT
                                             SHARES        VALUE         END (#)          YEAR END
                                           ACQUIRED ON    REALIZED    EXERCISABLE/      EXERCISABLE/
                   NAME                    EXERCISE(#)      (#)       UNEXERCISABLE     UNEXERCISABLE
                   ----                    -----------    -------     -------------     -------------
W. A. Griffin, III.........................     None        None      75,807/60,000    $68,622/$45,000
W. C. Clingman.............................     None        None      28,307/30,000     37,293/ 22,500
H. G. Schopfer, III........................     None        None      12,500/40,000      5,625/ 30,000
T. L. Sivak................................     None        None       8,000/20,000     30,937/ 15,000
M. R. Yellin...............................     None        None      11,000/20,000      5,625/ 15,000

CHANGE OF CONTROL AGREEMENTS

     Effective March 15, 1995, the Company entered into Change of Control Agreements with the executive officers named in the summary compensation table and certain of its operating officers (the "Employee(s)"). Each Change of Control Agreement is for a term of three years from the later of the effective date of the Change of Control Agreement or the last Change in Control (hereinafter defined) of the Company, and is automatically renewable for successive one-year terms if notice of termination is not given by the Company. Each Change of Control Agreement is subject to earlier termination upon (i) the Employee's death, disability or retirement or (ii) termination by the Employee or the Company of the Employee's employment with the Company. Under each Change of Control Agreement, a "change in control" of the Company shall have occurred if (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission disclosing that any person (or group of persons acting in concert), other than the Company, one of its subsidiaries or any employee benefit plan of the Company, is the beneficial owner of 20 percent of the outstanding securities of the Company entitled to vote for directors ("Voting Stock"); (ii) any person (or group of persons acting in concert), other than the Company, one of its subsidiaries or any employee benefit plan of the Company, shall purchase securities pursuant to a tender offer or exchange offer to acquire any Voting Stock and, immediately thereafter, is the beneficial owner of 20 percent of the Voting Stock; (iii) the stockholders of the Company shall approve (w) a merger or consolidation of the Company with any other person, (x) any sale or other transfer of all or substantially all the assets of the Company, (y) the dissolution of the Company, or (z) a transaction immediately after the consummation of which any person (or group of persons acting in concert) would be the beneficial owner of 50 percent of the outstanding Voting Stock; or (iv) during any 12-month period, individuals who at the beginning of that period constituted the Board of Directors cease to constitute a majority thereof.

     Under each Change of Control Agreement, in the event the Employee terminates his employment as a result of an event of termination for good reason or is terminated by the Company other than as a result of an event of termination for cause, in each case following a Change in Control, the Company would (i) pay such individual a cash lump sum payment equal to two and one-half times the sum of (i) the amount of base salary the Employee would have been paid during the fiscal year of termination, (ii) the amount of any cash bonus paid or payable to the Employee for services rendered in the prior fiscal year, and
(iii) the amount of any income that (y) is includable in the Employee's gross income for tax purposes or (z) is attributable to the exercise of options exercised by the Employee within the one-year period prior to the termination date. Each Change of Control Agreement also obligates the Company to maintain in effect, during the three-year period following termination (or such earlier date that the Employee becomes a full-time employee of another person), other benefit plans (including life insurance, medical and disability) for the benefit of such Employee or to provide substantially similar benefits. If all or any part of a payment under a Change of Control Agreement would not be deductible for federal income tax purposes by the Company or one of its tax affiliates, the amount would be reduced such that no portion of any change of control payment to such Employee (whether under the Change of Control Agreement or otherwise) is not deductible by the Company or a tax affiliate thereof.

     Each Change of Control Agreement provides generally that an event of termination for good reason shall have occurred if the Company shall (i) assign the Employee duties inconsistent with the Employee's position in effect immediately prior to the first Change in Control of the Company; (ii) remove or fail to re-elect or re-appoint the Employee to any position with the Company held immediately prior to the first Change in Control; (iii) take any other action that results in a material diminution in such position, authority, duties or responsibilities; (iv) reduce the Employee's annual base salary as in effect immediately prior to the first Change in Control of the Company or as may be increased thereafter; (v) relocate the Employee's principal office outside of Houston, Texas; (vi) fail to continue the Employee's participation, on substantially the same basis, in any benefit plan in which the Employee participated prior to the first Change in Control, unless an equitable arrangement shall have been made; (vii) materially reduce any other benefits that were provided to the Employee by the Company prior to the first Change in Control, including any material fringe benefits, or (viii) reduce the Employee's number of paid vacation days. An event of termination for cause shall have occurred if the Employee willfully and continuously fails to substantially perform the Employee's duties or willfully engages in conduct known to be injurious to the Company.

COMPENSATION OF DIRECTORS

     Directors who are also employees of the Company do not receive fees for attending meetings of the Board of Directors. Each non-employee director of the Company receives fees of $1,000 for each meeting of the Board of Directors and for each committee meeting thereof that he attends, subject to a maximum daily fee of $1,000. Mr. O'Shields receives a fee of $6,000 and each other non-employee director receives a fee of $3,000 per quarter of the Company's fiscal year during which he serves as a director of the Company. See also, "Proposal to Approve the Daniel Industries, Inc. 1995 Non-Employee Directors' Stock Option Plan."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     With the exception of W. A. Griffin, who retired February 2, 1995, no member of the Compensation Committee of the Board of Directors of the Company was, during the fiscal year ended September 30, 1995, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries.

     During the fiscal year ended September 30, 1995, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     The Securities Exchange Act of 1934 requires that the Company's directors, executive officers and 10% stockholders report to the Securities and Exchange Commission certain transactions involving Common Stock. The Company believes that these filing requirements have been satisfied except that Ralph H. Clemons, Jr. was late in filing a report regarding stock sales made in May 1993, September 1994 and August 1995.

PERFORMANCE GRAPH

     The following graph compares, as of each of the dates indicated, the performance of the Common Stock to the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Oil Composite Index ("S&P Oil Composite") for the Company's last five fiscal years. The graph assumes that the value of the investment in the Common Stock and each index was $100 at September 30, 1990 and that all dividends were reinvested.

                     COMPARISON OF 5 YEAR CUMULATIVE RETURN

      MEASUREMENT PERIOD                DANIEL                         S&P OIL
    (FISCAL YEAR COVERED)             INDUSTRIES        S&P 500       COMPOSITE
1990                                    100.00          100.00          100.00
1991                                    104.03          131.17          109.31
1992                                     74.14          145.66          116.57
1993                                     93.75          164.60          134.88
1994                                     71.58          170.67          132.91
1995                                     94.81          221.43          159.52

     The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Exchange Act or to the liabilities of Section 18 under the Exchange Act.


                  PROPOSAL TO AMEND THE 1977 STOCK OPTION PLAN

     The Board of Directors of the Company has approved an amendment to the 1977 Stock Option Plan (the "Option Plan") that would make an additional 300,000 shares of Common Stock available for issuance upon the exercise of options granted thereunder and has directed that the amendment be submitted to the holders of Common Stock for their approval.

     In 1977, the stockholders of the Company approved the Option Plan, pursuant to which options to purchase up to 100,000 shares of Common Stock could be granted to executive officers and other key employees of the Company and its subsidiaries (currently, approximately 90 persons). In 1990 and 1994, the stockholders approved amendments increasing by 250,000 and 400,000, respectively, the number of shares of Common Stock available for the grant of future options.

     The Option Plan is administered by the Stock Option Committee of the Board of Directors of the Company. The Stock Option Committee has the authority to determine which key employees of the Company and its subsidiaries will be granted options under the Option Plan, the number of shares of Common Stock covered by, and the duration of, each option granted under the Option Plan, and other terms and conditions of each option granted under the Option Plan. These determinations are made at the time the option is granted. The options granted under the Option Plan terminate upon severance of the optionee's employment relationship with the Company for any reason, other than death, and are not transferable except by will or intestate succession or pursuant to a qualified domestic relations order.

     The price at which shares of Common Stock may be purchased upon the exercise of an option and the expiration date of the option granted under the Option Plan is fixed by the Stock Option Committee at the time the option is granted, but the price per share may not be less than 50% of the fair market value of a share of Common Stock on the date the option is granted. The exercise price per share and the number of shares issuable upon the exercise of outstanding options, as well as the number of shares of Common Stock available for the granting of future options under the Option Plan, are subject to adjustment in the event of any stock dividend or other change in the Company's capital structure.

     No optionee will recognize income upon the grant of an option under the Option Plan. Upon the exercise of any portion of an option, the optionee will recognize taxable ordinary income equal to the excess of the fair market value of the shares so acquired as of the date of exercise over the option price paid for such shares. The Company receives a deduction for compensation expense for the amount of such ordinary income. Although recent amendments to the federal income tax laws limit the amount of that deduction, the Company believes that it is unlikely that this limitation would diminish the amounts deductible by the Company upon the exercise of options. Upon disposition of the shares acquired upon the exercise of the option, the optionee will generally recognize a long-term or short-term capital gain or loss (depending on how long the shares were held) equal to the excess of the amount realized by the optionee upon such disposition over the fair market value of the shares on the date the optionee exercised the option.

     At December 18, 1995, options to purchase 718,579 shares of Common Stock were outstanding and 52,876 shares of Common Stock were available for the grant of future options under the Option Plan. The greater number of shares with respect to which options have been or may be granted under the Option Plan is a result of adjustments for stock dividends and stock splits. The table under the heading "Option Grants During Fiscal 1995," which is included in the information with respect to "Executive Compensation", sets forth the number of shares of Common Stock covered by options granted under the Option Plan during the fiscal year ended September 30, 1995, to each executive officer named in that table. During that fiscal year, (i) options to purchase 173,000 shares of Common Stock were granted under the Option Plan to all current executive officers of the Company as a group; (ii) no options were granted under the Option Plan to any directors or nominees for director who were not executive officers of the Company; (iii) no options were granted under the Option Plan to any associate of any director, executive officer or nominee; and (iv) options to purchase 470,000 shares of Common Stock were granted under the Option Plan to all employees as a group, including all current officers of the Company who are not executive officers.

     The Board of Directors has approved the proposed amendment to the Option Plan and recommends that the stockholders vote "for" approval of the amendment.

              PROPOSAL TO APPROVE THE DANIEL INDUSTRIES, INC. 1995
                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     The Board of Directors of the Company has approved the Daniel Industries, Inc. 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), a copy of which is attached hereto as Exhibit A, and has directed that the Directors' Plan be submitted to the holders of Common Stock for their approval. An aggregate of 170,000 shares may be issued under the Directors' Plan.

     Pursuant to the terms of the Directors' Plan, following the annual meeting of stockholders on February 1, 1996, each non-employee director of the Company, including directors who are full time consultants to the Company and the advisory director will be granted an option to purchase 15,000 shares of Common Stock and, for so long as shares are available for grant under the Directors' Plan, each future non-employee director will be granted an option to purchase 15,000 shares of Common Stock on the date of his initial election. The non-employee directors of the Company will be W. A. Griffin, Brian E. O'Neill and Ralph F. Cox, subject to their election, Leo E. Linbeck, Jr., R. H. Clemons, Jr., Gibson Gayle, Jr., Ronald C. Lassiter and Richard L. O'Shields. Joseph L. Parrish serves as an advisory director of the Company.

     The purpose of the Directors' Plan is to advance the interests of the Company by providing the non-employee directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company. The options granted under the Directors' Plan will become exercisable as follows: 5,000 shares on the first anniversary of the grant, 5,000 additional shares on the second anniversary of the grant and the remaining shares on the third anniversary of the grant. Each option granted to the Company's non-employee directors provides for the purchase of the shares thereunder at a per share purchase price equal to the closing sale price of the Company's Common Stock on the New York Stock Exchange on the date of grant. The term of each option granted under the Directors' Plan is ten years, subject to earlier termination if the optionee ceases to be a member of the Company's Board of Directors. If the optionee gives notice that he does not intend to stand for reelection or is given notice asking him to retire, or if the optionee ceases to be a member of the Board by reason of death or disability, the option will terminate on the earlier of the expiration date or one year following the date he ceases to be a member of the Board. If the optionee resigns as a director, the option will terminate on the earlier of the expiration date or 30 days following the effective date of the resignation.

     No optionee will recognize income upon the grant of an option under the Directors' Plan. Upon the exercise of any portion of an option, the optionee will recognize taxable ordinary income equal to the excess of the fair market value of the shares so acquired as of the date of exercise over the option price paid for such shares. The Company receives a deduction for compensation expense for the amount of such ordinary income. Upon disposition of the shares acquired upon the exercise of the option, the optionee will generally recognize a long-term capital gain or loss (depending on how long the shares were held) equal to the excess of the amount realized by the optionee upon such disposition over the fair market value of the shares on the date the optionee exercised the option.

     The Board of Directors has approved the proposed Directors' Plan and recommends that the stockholders vote "for" approval of the plan.


                              PROPOSAL TO APPROVE
                  THE DANIEL INDUSTRIES, INC. STOCK AWARD PLAN

     The Board of Directors of the Company has approved the 1995 Daniel Industries, Inc. Stock Award Plan (the "Award Plan"), a copy of which is attached hereto as Exhibit B, that would make 100,000 shares of Common Stock available for issuance as a part of the incentive compensation paid to the Company's executive officers and operating officers (13 persons) and has directed that the Award Plan be submitted to the holders of Common Stock for their approval.

     The Award Plan will be administered by the Compensation Committee of the Board of Directors of the Company and will enable the Compensation Committee to award Common Stock as a part of the total incentive compensation paid to the Company's executive officers and operating officers. The shares of Common Stock awarded a Grantee will be issued in his name, but he will not have the right to sell or otherwise dispose of the shares until the shares are vested and any limits placed on transferability of the shares expire. The Grantee will have the right to vote the shares which have not yet vested or are otherwise subject to transferability limitations and collect the dividends paid thereon, but any unvested shares will be subject to forfeiture if a Grantee resigns or is terminated for cause.

     Under current interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), the Grantee will generally recognize ordinary income in the form of compensation for federal income tax purposes when his rights with respect to the stock first become non-forfeitable or transferable by him in an amount equal to the fair market value of the stock at that time. However, if a Grantee makes an election under Section 83(b) of the Code he will recognize ordinary income in the form of compensation for federal income tax purposes when the stock is transferred to him, without regard to any forfeiture provisions or restrictions on the Grantee's ability to freely transfer the stock in an amount equal to the fair market value of the stock at that time. The Company will be entitled to a deduction for federal income tax purposes in the same amount and at the same time that the Grantee of the stock recognizes the income attributable to the stock award, subject to certain limitations that apply if the Grantee's aggregate compensation is greater than $1 million. Although amounts in excess of $1 million may not, under certain circumstances, be deductible by the Company, the Company does not anticipate that any Grantee's compensation will exceed the $1 million limit on deductions.


                               NEW PLAN BENEFITS

                                STOCK AWARD PLAN

                                                                DOLLAR VALUE ($)     NUMBER OF UNITS
                      NAME AND POSITION                               (1)                  (1)
                      -----------------                         ----------------     ---------------
W.A. Griffin, III, President and Chief Executive Officer......         62,500              4,545

W.C. Clingman, Vice President, Information Services...........         21,000              1,527

H.G. Schopfer, III, Vice President, Finance...................         24,000              1,745

T.L. Sivak, General Counsel...................................         16,500              1,200

M.R. Yellin, Vice President, Secretary and Treasurer..........         16,500              1,200

Executive Officer Group.......................................        140,500             10,217

Non-Executive Director Group..................................             --                 --

Non-Executive Officer/Employee Group..........................        134,794              9,804

---------------

(1) Awards for a specified dollar amount were made subject to stockholders' approval to each of the listed persons or groups on December 8, 1995, which awards are payable in shares of Common Stock based on the closing sale price as reported on the New York Stock Exchange on that date ($13.75). Such awards vest over a three-year period with the Grantee being entitled to the delivery of one-third of the shares covered by the award on each of the first, second and third anniversary dates of the award, provided such Grantee is still employed by the Company. In the event of the retirement, disability or death of the Grantee, the award vests in full when such event occurs.

     The Board of Directors has approved the Stock Award Plan and recommends that the stockholders vote "for" approval of the plan.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective February 3, 1995, W. A. Griffin entered into a two-year Consulting Agreement with the Company under which he provides services and advice on business matters as requested by the Chief Executive Officer. Under the Consulting Agreement, the Company pays Mr. Griffin a fee of $135,000 per year and reimburses him for certain expenses. Effective July 1, 1994, R. H. Clemons, Jr. entered into a two-year Consulting Agreement with the Company under which he provides services primarily in the area of product development and marketing. Under the Consulting Agreement the Company pays Mr. Clemons a fee of $85,000 per year and reimburses him for certain expenses.

     In fiscal 1995, the Company sold the operating assets of its subsidiary, Daniel En-Fab Systems, Inc., to En-Fab, Inc., a Delaware corporation, whose principal stockholders are W. A. Griffin and the subsidiary's former president, for approximately $1.5 million. As a result of such sale, En-Fab, Inc. was indebted to the Company in the amount of $752,000. The indebtedness was paid in full in October 1995.

                            INDEPENDENT ACCOUNTANTS

     Under the recommendation of the Audit Committee, the Board of Directors of the Company has selected Price Waterhouse LLP, independent accountants, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 1996. Price Waterhouse LLP has served as the Company's independent accountants for the past 39 years. Neither Price Waterhouse LLP nor any of its partners has any financial interest in or any connection with the Company, other than as independent accountants. Representatives of Price Waterhouse LLP are expected to be available at the annual meeting of stockholders to respond to appropriate questions, and they will be permitted to make a statement if they so desire.


                       PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of holders of shares of Common Stock intended to be presented at the annual meeting of stockholders of the Company to be held in 1997 must be received by the Company at its principal executive offices, 9753 Pine Lake Drive, Houston, Texas 77055, no later than August 30, 1996, in order to be included in the proxy statement and form of proxy relating to that meeting.


                               OTHER INFORMATION

     At the date of this proxy statement, the Board of Directors of the Company knows of no other matters to be presented for consideration at the annual meeting of stockholders. However, if any other matters should properly come before the meeting or any adjournment thereof, the persons named in the enclosed form of proxy will have discretionary authority to vote the shares of Common Stock represented by such proxy with respect to such matters. The shares represented by such proxy will also be voted with respect to matters incident to the conduct of the meeting.

     The cost of solicitation of proxies in the accompanying form will be borne by the Company. Certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. In addition, the Company has employed Morrow & Co. to assist in the solicitation of proxies. The fees and expenses of that firm in connection with such solicitation are not expected to exceed $10,000.

                                          By Order of the Board of Directors,

                                                        /s/ MICHAEL R. YELLIN
                                                        ---------------------
                                                        MICHAEL R. YELLIN
                                                        Secretary

                                                                       EXHIBIT A

                            DANIEL INDUSTRIES, INC.
                 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


1. PURPOSE.

     This 1995 Non-Employee Directors' Stock Option Plan (this "Plan") of Daniel Industries, Inc., a Delaware corporation (the "Company"), is adopted, subject to stockholder approval to the extent required by Section 15 hereof, for the benefit of the directors of the Company, including advisory directors and directors who are full-time consultants to the Company, who at the time of their service are not employees of the Company or any of its subsidiaries ("Non-Employee Directors"), and is intended to advance the interests of the Company by providing the Non-Employee Directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.


2. ADMINISTRATION.

     This Plan shall be administered by the Board of Directors of the Company. All questions of interpretation and application of this Plan, or as to options granted hereunder (the "Options"), shall be subject to the determination by the Board of Directors, which determination shall be final and binding. Notwithstanding the above, the selection of Non-Employee Directors to whom Options are to be granted, the number of shares subject to any Option, the exercise price of any Option and the term of any Option shall be as hereinafter provided and the Board of Directors shall have no discretion as to such matters.


3. OPTION SHARES.

     The stock subject to the Options and other provisions of this Plan shall be shares of the Company's Common Stock, $1.25 par value per share (or such other par value as may be designated by act of the Company's stockholders, the "Common Stock"). The total amount of the Common Stock with respect to which Options may be granted shall not exceed 170,000 shares in the aggregate; provided, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of
Section 12 hereof. Such shares may be treasury shares or authorized but unissued shares.

     If any outstanding Option for any reason shall expire or terminate by reason of the death of the optionee, the surrender of any such Option, or any other cause, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under this Plan.


4. GRANT OF OPTIONS.

     Subject to the provisions of Section 5 hereof, there shall be granted to each person who is a Non-Employee Director following the annual meeting of stockholders of the Company on February 1, 1996, an Option to purchase 15,000 shares of the Common Stock at an Option Price equal to the closing sale price per share, as reported on the New York Stock Exchange on such date.

     For so long as this Plan is in effect and shares are available for the grant of Options hereunder, each person who shall become a Non-Employee Director after the February 1, 1966 annual meeting of stockholders shall be granted, on the date of his initial election, an Option to purchase 15,000 shares of Common Stock at an Option Price equal to the closing sale price of a share of Common Stock on that date as reported on the New York Stock Exchange; provided that, if no sale of the Common Stock was reported on such date, then the fair market value shall mean the closing sale price of a share of the Common Stock as of the first preceding date for which such prices were reported; and provided further that if the Common Stock is no longer traded on the New York Stock Exchange, the Board of Directors may provide for another means for determining the fair market value of a share of Common Stock on the date of grant.

5. DURATION OF OPTIONS.

     Subject to the vesting provisions of Section 6 hereof, each Option granted under this Plan shall be exercisable for a term of ten years from the date of grant, subject to earlier termination as provided in Section 9 hereof.


6. AMOUNT EXERCISABLE.

     Each Option will be exercisable as follows:

          (a) Beginning on the day after the first anniversary of the date of grant, an Option may be exercised for up to 1/3 of the shares subject to the Option;

          (b) After the expiration of each succeeding anniversary date of the date of grant, an Option may be exercised for up to an additional 1/3 of the shares initially subject to the Option, so that after the expiration of the third anniversary of the date of grant, the Option shall be exercisable in full;

          (c) To the extent not exercised, installments shall be cumulative, and an Option may be exercised in whole or in part until it expires on the tenth anniversary of the date of grant.


7. EXERCISE OF OPTIONS.

     An optionee may exercise such optionee's Option by delivering to the Company a written notice stating (i) that such optionee wishes to exercise such Option on the date such notice is so delivered, (ii) the number of shares of stock with respect to which such Option is to be exercised and (iii) the address to which the certificate representing such shares of stock should be mailed. To be effective, such written notice shall be accompanied by payment of the Option Price of each of such shares of stock, together with the amount of any required withholding tax.

     As promptly as practicable after the receipt by the Company of (i) such written notice from the optionee, (ii) payment of the Option Price of the shares of stock with respect to which such Option is to be exercised and (iii) payment of an amount necessary to satisfy any withholding tax liability that may result from the exercise of such Option, a certificate representing the number of shares of stock with respect to which such Option has been so exercised, such certificate to be registered in the name of such optionee, shall be delivered to such optionee, provided that such delivery shall be considered to have been made when such certificate shall have been mailed, postage prepaid, to such optionee at the address specified for such purpose in such written notice from the optionee to the Company.


8. TRANSFERABILITY OF OPTIONS.

     Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code"), and shall be exercisable, during his lifetime, only by the optionee.


9. TERMINATION OF SERVICE, DEATH AND CHANGE IN CONTROL.

     In the event an optionee gives notice of his resignation from the Board of Directors before the expiration of the Option, the Option shall terminate on the earlier of the 30th day following the effective date of such resignation or the expiration date of the Option.

     In the event an optionee gives notice that he does not intend to stand for reelection or is given notice that he will be asked to retire from the Board of Directors, then, notwithstanding Article 6 hereof, the Option shall become exercisable with respect to all shares subject thereto, and the Option shall terminate on the earlier of one year from the effective date of his retirement from the Board or the date of expiration of the Option.

     In the event of the death or disability of an optionee while a member of the Board of Directors, then, notwithstanding Article 6 hereof, the Option shall become exercisable with respect to all shares subject thereto and the Option shall terminate on the earlier of one year from the date of such death or disability or the date of expiration of the Option. After the death of the optionee, his executors or administrators, or any person or persons to whom the option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to the Option's termination, to exercise the Option pursuant to the terms of the Plan.

     If there shall occur a change in the control of the Company while any shares of Common Stock remain subject to an outstanding Option, then the Option shall terminate only upon the expiration of the Option without regard to the other provisions of this Section 9. For purposes of this Plan, a "change in control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on the date hereof; provided, that, without limitation, such a change in control shall be deemed to have occurred if (i) any person, including a "person" as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Company's Board of Directors cease for any reason to constitute at least a majority thereof.


10. REQUIREMENTS OF LAW.

     The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the optionee or the Company of any provisions of any law or regulation of any governmental authority. Each Option granted under this Plan shall be subject to the requirements that, if at any time the Board of Directors of the Company shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. If required at any time by the Board of Directors, an Option may not be exercised until the optionee has delivered an investment letter to the Company. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended), upon exercise of any Option, the Company shall not be required to issue the underlying shares unless the Board of Directors has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board of Directors shall be final, binding and conclusive. If the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

     "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER."

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) and, if any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

11. NO RIGHTS AS STOCKHOLDER.

     No optionee shall have rights as a stockholder with respect to shares covered by his Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Section 12 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.


12. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

     The existence of outstanding Options shall not affect in any manner the right of the Company (i) to make any change in the Company's capital structure or its business, (ii) to effect any merger or consolidation of the Company,
(iii) to issue any bonds, debentures or other evidences of indebtedness, (iv) to issue any preferred stock or any other securities affecting the Common Stock or the rights of the holders thereof, (v) to cause the dissolution of the Company or any sale or transfer of all or any part of the assets or business of the Company, or (vi) to take any other corporate action or proceeding, whether of a similar character or otherwise.

     If the Company shall effect a reclassification of shares of Common Stock, the payment of a stock dividend to holders of shares of Common Stock, or some other increase or reduction in the number of shares of Common Stock outstanding without receiving compensation therefor in money, services or property, then (i) the number, class and per share price of shares of Common Stock issuable upon the exercise of any outstanding Option shall be appropriately adjusted so that the optionee to whom such Option was granted shall be entitled upon the exercise of such Option to receive, for the same aggregate consideration, the same number and class of shares that such optionee would have received had such optionee exercised such Option immediately prior to the occurrence of the event requiring such adjustment and (ii) the aggregate number of shares of Common Stock, and the class thereof, that may be issued upon the exercise of Options that are not at the time outstanding shall be adjusted by substituting for such number and class that number and class of shares that would have been received by the holder of record of an equal number of outstanding shares of Common Stock as the result of the occurrence of the event requiring such adjustment.

     After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations under circumstances in which the Company is the surviving corporation, each holder of an outstanding Option shall be entitled upon the exercise of such Option to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock issuable upon the exercise of such Option, the number and class of shares or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon the exercise of such Option.

     If the Company is merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if the Company dissolves, (i) subject to the provisions of clause (iii) of this grammatical paragraph, after the effective date of such merger or consolidation, as the case may be, each holder of any outstanding Option shall be entitled upon the exercise of such Option to receive, in lieu of shares of Common Stock, such shares or other securities as the holders of shares of Common Stock received pursuant to the terms of such merger or consolidation; (ii) the Board of Directors of the Company, in its discretion, may waive any limitations set forth in or imposed pursuant to Section 6 hereof so that all outstanding Options shall be exercisable in full from and after a date prior to the effective date of such merger, consolidation or dissolution, as the case may be; and (iii) all outstanding Options may be canceled by the Board of Directors as of the effective date of such merger, consolidation or dissolution, provided that (x) notice of such cancellation shall be given to each holder of an outstanding Option and (y) such holder shall have the right to exercise such Option in full (without regard to any limitations set forth in or imposed pursuant to Section 6 hereof) during the 30-day period immediately preceding the effective date of such merger, consolidation or dissolution.

     Except as in this Paragraph 12 expressly provided, the issue by the Company of shares of any class, or securities convertible into shares of any class, for money or services or property, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or Option Price of any shares issuable upon the exercise of any outstanding Option.


13. AMENDMENT OR TERMINATION OF PLAN.

     The Board of Directors may modify, revise or terminate this Plan at any time and from time to time; provided, however, that without the further approval of the stockholders of the Company, the Board of Directors may not (a) change the aggregate number of shares which may be issued under Options pursuant to the provisions of this Plan; (b) reduce the Option Price permitted for the Options; or (c) extend the term during which an Option may be exercised or the termination date of this Plan unless, in each such case, the Board of Directors of the Company shall have obtained an opinion of legal counsel to the effect that stockholder approval of the amendment is not required (i) by law, (ii) by the rules and regulations of, or any agreement with, the New York Stock Exchange or (iii) to make available to the optionee with respect to any option granted under this Plan, the benefits of Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934 (the "1934 Act"), or any similar or successor rule. In addition, this Plan may not be amended more than once every six months with respect to the plan provisions referred to in Rule 16b-3(c)(2)(ii)(A) of the Rules and Regulations under the 1934 Act other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.


14. WRITTEN AGREEMENT.

     Each Option granted hereunder shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above, and shall be signed by the optionee and by the appropriate officer of the Company for and in the name and on behalf of the Company. Such an option agreement shall contain such other provisions as the Committee in its discretion shall deem advisable.


15. EFFECTIVE DATE OF PLAN.

     This Plan shall become effective and shall be deemed to have been adopted on February 1, 1996, if within one year of that date either (i) it shall have been approved by the stockholders of the Company or (ii) the Board of Directors shall have received an opinion of legal counsel to the effect that such approval is not required (a) by law, or (b) to make available to the optionee with respect to the Option the benefits of Rule 16b-3 of the Rules and Regulations under the 1934 Act. No Option shall be granted pursuant to this Plan on or after February 1, 2006.

                                                                       EXHIBIT B

                            DANIEL INDUSTRIES, INC.
                                STOCK AWARD PLAN

                                   ARTICLE I

                                    PURPOSE

     The purpose of the Daniel Industries, Inc. Stock Award Plan is to promote the interests of Daniel Industries, Inc. (the "Company") and its stockholders by providing the Company with a mechanism to enable the Company and its subsidiaries to attract, retain and motivate their key employees with compensatory arrangements and benefits that make use of the Company's stock so as to provide for or increase the proprietary interests of such employees in the Company.


                                   ARTICLE II

                                  DEFINITIONS

     2.1 "Award" shall mean an award of Stock granted under this Plan.

     2.2 "Board" shall mean the Board of Directors of the Company.

     2.3 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     2.4 "Committee" shall mean the committee appointed by the Board to administer this Plan.

     2.5 "Company" shall mean Daniel Industries, Inc.

     2.6 "Disinterested" shall mean disinterested within the meaning of applicable regulatory requirements, including those promulgated under Section 16 of the Exchange Act.

     2.7 "Employee" shall mean an officer or employee of the Company or a Subsidiary.

     2.8 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     2.9 "Fair Market Value" shall mean the closing price of the Stock on the date in question as reported in the New York Stock Exchange -- Composite Transactions listing or if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another means of determining such fair market value.

     2.10 "Grantee" shall mean an Employee to whom an Award is granted pursuant to this Plan.

     2.11 "Plan" shall mean this Daniel Industries, Inc. Stock Award Plan.

     2.12 "Stock" shall mean the Company's common stock, $1.25 par value (or such other par value as may be designated by act of the Company's stockholders).

     2.13 "Subsidiary" shall mean any subsidiary of the Company.


                                  ARTICLE III

                                  ELIGIBILITY

     The individuals who shall be eligible to participate in the Plan shall be those full-time key Employees as the Committee shall determine during the term of this Plan.

                                   ARTICLE IV

                                  STOCK AWARDS

     4.1 Stock Subject to the Plan. The total amount of the Stock with respect to which Awards may be granted shall not exceed in the aggregate 100,000 shares. The class and aggregate number of shares which may be subject to Awards granted under the Plan shall be subject to adjustment under Section 4.5. Shares may be treasury shares or authorized but unissued shares.

     4.2 Awards Procedure. The Committee may make awards of Stock to eligible Employees selected by it. The amount of each Award and the vesting and/or transferability restrictions with respect to each Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting and/or transferability restrictions on the Grantee's rights with respect to shares of Stock granted to him, the Committee may issue such instructions to the Company's transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares issued pursuant to an Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions.

     4.3 Award Agreements. Each Award shall be evidenced by a written agreement between the Company and the Grantee containing the vesting and/or transferability restrictions and other provisions not inconsistent with the Plan as the Committee may require. Any Stock forfeited by a Grantee pursuant to an Award Agreement shall again be available for use in future Awards.

     4.4 Grantee's Rights as Stockholder.

     (a) Commencing on the date of the transfer of shares of stock to a Grantee on the books of the Company pursuant to an Award, the Grantee shall have the right to receive all dividends or other distributions paid or made with respect to the shares awarded.

     (b) Commencing on the date of the transfer of shares of Stock to a Grantee on the books of the Company pursuant to an Award, the Grantee shall have the right to vote the shares.

     4.5 Changes in the Company's Capital Structure. The existence of Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a dividend in capital stock or other equity securities of the Company on its Stock, or other increase or reduction of the number of shares of Stock outstanding, without receiving consideration therefor in money, services, or property, or the reclassification of its Stock, in whole or in part, into other equity securities of the Company, then the number and class of shares then reserved for issuance under the Plan (or in the case of a dividend of, or reclassification into, other equity securities, those other securities) shall be adjusted by substituting for the total number and class of shares of stock then reserved, the number and class or classes of shares of stock (or in the case of a dividend of, or reclassification into, other equity securities, those other securities) that would have been received by the owner of an equal number of outstanding shares of Stock as a result of the event requiring the adjustment.

     4.6 Requirements of Law. The Company shall not be required to issue or deliver any shares of Stock under any Award if such issuance or delivery shall constitute a violation by the Grantee or the Company of any provisions of any law or regulation of any governmental authority. Each Award granted under this Plan shall be subject to the requirements that, if at any time the Board or the Committee shall determine that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase or delivery of shares subject to an Award, no shares shall be delivered pursuant to an Award unless the listing, registration, qualification, consent, approval or representations shall have been effected or obtained free of any conditions not acceptable to the Committee. Any determination in this connection by the Committee shall be final. In the event the shares issued pursuant to an Award are not registered under the Securities Act of 1933, the Company may imprint on the certificate for those shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

          The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon registration or upon receipt by the Company of an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, that registration is not required for a sale or transfer.

The Company may, but shall in no event be obligated to, register any securities covered by this Plan under the Securities Act of 1933 (as now in effect or as later amended) and, in the event any shares are registered, the Company may remove any legend on certificates representing those shares. The Company shall not be obligated to take any other affirmative action in order to cause the issuance or delivery of shares under an Award to comply with any law or regulation or any governmental authority.


                                   ARTICLE V

                                 ADMINISTRATION

     The Plan shall be administered by the Compensation Committee of the Board, the members of which shall be Disinterested persons. The Committee shall consist of not less than two members of the Board who are not Employees. The Board shall have the power from time to time to add or remove members of the Committee and to fill vacancies arising for any reason. Meetings shall be held at any time and place as the Committee shall choose. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of the Plan or as to Awards granted under it shall be subject to the determination of a majority of the Committee. The Committee, in exercising any power or authority granted under this Plan or in making any determination under this Plan, shall perform or refrain from performing those acts using its sole discretion and judgment. Any decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final and binding on all parties. The Committee's decision shall never be subject to de novo review.


                                   ARTICLE VI

                                TAX WITHHOLDING

     6.1 General Method of Withholding. The Company may meet its tax withholding obligations under the Code and applicable state or local law arising upon the later of the date of transfer of the shares of stock to a Grantee or the first date on which his rights with respect to the Stock are transferable by him by delivering to him (or his estate, if applicable) a reduced number of shares of Stock in the manner specified herein. The Company shall (i) calculate the amount of withholding tax due on the assumption that all such shares of Stock are made available for delivery, (ii) reduce the number of such shares made available for delivery so that the Fair Market Value of the shares withheld approximates the amount of tax the Company is obliged to withhold, and (iii) in lieu of the withheld shares, remit cash to the United States Treasury and other applicable governmental authorities, on behalf of the participant, in the amount of the withholding tax due. The Company shall withhold only whole shares of Stock to satisfy its withholding obligation. If the Fair Market Value of the withheld shares does not equal the Company's withholding tax obligation, the Company shall withhold shares with a Fair Market Value slightly in excess of the amount of its withholding obligation and shall remit the excess cash to the Grantee (or his estate, if applicable) with the shares of Stock made available for delivery. The withheld shares of Stock not made available for delivery by the Company shall be retained as treasury stock or will be cancelled and, in either case, the recipient's right, title and interest in such Stock shall terminate.

     In the alternative, the Treasurer of the Company may permit the Grantee to pay the sum necessary to satisfy the Company's withholding obligation directly to the Company.

     6.2 Section 83(b) Elections. No Employee shall exercise the election permitted under Section 83(b) of the Code with respect to an Award without written approval of the Treasurer of the Company. If the Treasurer permits such an election with respect to any Award, the Company shall require the Grantee to pay the Company an amount necessary to satisfy the Company's tax withholding obligation.


                                  ARTICLE VII

                        AMENDMENT OR TERMINATION OF PLAN

     The Board may modify, revise or terminate this Plan at any time. However, no amendment or termination of the Plan may impair a Grantee's rights with respect to an Award granted prior to the amendment or termination without the written consent of the Grantee.


                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.1 No Employment Obligation. The granting of any Award shall not impose upon the Company any obligation to employ or continue to employ any Grantee. The right of the Company to terminate the employment of any officer or other Employee shall not be diminished or affected by reason of the fact that an Award has been granted to him.

     8.2 Gender. If the context requires, words of one gender when used in this Plan shall include the other and words used in the singular or plural shall include the other.

     8.3 Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of this Plan and shall not be used in construing the terms of this Plan.

     8.4 Other Awards. The grant of an Award shall not confer upon the Grantee the right to receive any future or other Awards under this Plan or the right to receive future Awards subject to the same transferability conditions as Awards previously granted.

     8.5 Governing Law. The provisions of this Plan shall be construed, administered and governed under the laws of the State of Texas.

--------------------------------------------------------------------------------

                               DANIEL INDUSTRIES, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 1, 1996

            The undersigned stockholder of Daniel Industries, Inc. (the "Company") hereby appoints W. A. Griffin, III, Michael R. Yellin and Henry G. Schopfer, III, or any of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held in the Ritz II Room of The Ritz Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas, at 4:00 P.M. on Thursday,
P       February 1, 1996, and at any adjournment thereof.

           1. / / FOR all of the nominees for Class III director listed below (except as indicated to the contrary below).
R
              / / WITHHOLD AUTHORITY to vote for election of directors.

              NOMINEES: W. A. Griffin, Brian E. O'Neill, Ralph F. Cox.
O
              (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                             NOMINEE, WRITE THAT PERSON'S NAME IN THE SPACE
                            PROVIDED BELOW.)
X              -----------------------------------------------------------------
            2. Approval of the amendment to the Company's 1977 Stock Option
               Plan to increase by 300,000 the number of shares available for issuance thereunder. / / FOR / / AGAINST / / ABSTAIN
Y
            3. Approval of the Company's 1995 Non-Employee Directors' Stock
               Option Plan.  / / FOR  / / AGAINST  / / ABSTAIN

            4. Approval of the Company's Stock Award Plan.  / / FOR
               / / AGAINST  / / ABSTAIN

            5. In their discretion, the above-named proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

                     (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            THIS PROXY WILL BE VOTED AS DIRECTED. IF YOU EXECUTE AND RETURN THIS PROXY BUT DO NOT SPECIFY OTHERWISE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN OR IF ANY ONE OR MORE OF THE NOMINEES BECOMES UNAVAILABLE, FOR ANOTHER NOMINEE OR OTHER NOMINEES TO BE SELECTED BY THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4, WHICH ARE MORE PARTICULARLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.


                                               Dated: ----------------------

                                               -----------------------------

                                               -----------------------------
                                               (Signature of Stockholder(s))

                                               Your signature should
                                               correspond with your name as
                                               it appears hereon. Joint
                                               owners should each sign. When
                                               signing as attorney, executor,
                                               administrator, trustee or
                                               guardian, please set forth
                                               your full title as it appears
                                               hereon.

                                                  PLEASE MARK, SIGN, DATE
                                                  AND RETURN IMMEDIATELY.

                                           PLEASE NOTE ANY CHANGE OF ADDRESS.

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